Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Crestar Financial Corporation:

We consent to the use of our reports incorporated herein by reference. Our report on the consolidated financial statements of Crestar Financial Corporation refers to a change in accounting for certain investments in debt and equity securities.

                                           /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
December 28, 1995